FOURTH AMENDMENT to the
CUSTODY AGREEMENT

THIS FOURTH AMENDMENT to the Custody Agreement is made and entered into by and between NORTH SQUARE INVESTMENTS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”). and is effective as of the date last written on the signature block.

WHEREAS, the Trust and the Custodian have previously entered into a certain Custody Agreement, dated as of May 9, 2019 (the "Agreement"); and

WHEREAS, the parties desire to add the new funds to its series; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

(1)North Square Tactical Growth Fund, North Square Tactical Defensive Fund and North Square Trilogy Alternative Return Fund will be added to Exhibit A.
Exhibit B is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

(2)Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein), or any indebtedness thereby evidenced.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year last written below.

North Square Investments Trust        U.S. Bank National Association
By:___________________________        By:___________________________
Name: ________________________        Name: _________________________
Title: _________________________        Title: __________________________
Date: _________________________        Date: ___________________________

Exhibit B
to the
Custody Agreement

Fund Names

North Square Advisory Research All Cap Value Fund
North Square Dynamic Small Cap Fund
North Square Multi Strategy Fund
North Square Oak Ridge All Cap Growth Fund (formerly Disciplined Growth Fund)
North Square Oak Ridge Dividend Growth Fund
North Square Oak Ridge Small Cap Growth Fund
North Square Strategic Income Fund
North Square Altrinsic International Equity Fund
North Square McKee Bond Fund
North Square Tactical Growth Fund
North Square Tactical Defensive Fund
North Square Trilogy Alternative Return Fund

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